Exhibit 99.1

Innovex Requests Hearing With Nasdaq For Continued Listing of Its Common Stock

PLYMOUTH, Minn.--(BUSINESS WIRE)--Innovex (Nasdaq: INVX) today announced that it has requested a hearing before a Nasdaq Listing Qualifications Panel to argue for the continued listing of its common stock on The Nasdaq Capital Market. The Company’s announcement is in response to a Nasdaq Staff Determination dated May 21, 2008 advising the Company that its common stock would be delisted as of the opening of business on May 30, 2008 unless it requested a hearing by May 28, 2008. Pending the hearing, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “INVX.”

The May 21, 2008 Nasdaq Staff Determination stated that the Company fails to comply with the minimum bid price requirement for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(4) and the stockholders’ equity requirement as set forth in Nasdaq Marketplace Rule 4310(c). While the Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review this Nasdaq Staff Determination, there can be no assurance that the Panel will grant the Company’s request for continued listing.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended September 29, 2007 and other documents filed with the Securities and Exchange Commission.

CONTACT:
Innovex, Inc.
Randy Acres, CFO, 763-383-4035
www.innovexinc.com